EXHIBIT 2.4

FIRST AMENDMENT TO

CREDIT CARD PORTFOLIO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO CREDIT CARD PORTFOLIO PURCHASE AND SALE AGREEMENT (the "Amendment") is made and entered into as of the 12th day of September, 2003, by and among STAGE STORES, INC., a Nevada corporation ("Stage"), GRANITE NATIONAL BANK, a national banking association and indirect wholly-owned subsidiary of Stage ("Granite"), SPECIALTY RETAILERS (TX) LP, a Texas limited partnership and indirect wholly-owned subsidiary of Stage ("Specialty"), STAGE RECEIVABLE FUNDING LP, a Texas limited partnership and indirect wholly-owned subsidiary of Stage ("Funding", with Stage, Granite and Specialty being collectively referred to as the "Sellers"), WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association (the "Bank"), and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation ("ADS", with Bank being collectively referred to as the "Buyers").

WITNESSETH:

WHEREAS, the Sellers and the Buyers have previously entered into that certain Credit Card Portfolio Purchase and Sale Agreement dated May 21, 2003 (the "Purchase Agreement"), under which the Sellers agreed to sell to the Buyers, and the Buyers agreed to purchase from the Sellers, certain equipment, credit card accounts and related receivables connected with and arising from Stage's private label credit card program under the names of Stage, Bealls and Palais Royal; and

WHEREAS, as a result of the occurrence of certain events, the Sellers and the Buyers desire to amend and modify certain terms and conditions of the Purchase Agreement as described in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants described in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers and the Buyers hereby agree as follows:

1. Section 3. of the Purchase Agreement is hereby amended in its entirety to read as follows"

"3. CLOSING.  The Closing shall take place at the offices of Stage located at 10201 Main Street, Houston, Texas 77025, at 9:00 a.m. (Houston time) on September 12, 2003, or at such other place and time as may be mutually agreed to by the Buyers and the Sellers after each of the conditions specified in Sections 6 and 7 of this Agreement has been satisfied or waived by the Party entitled to waive such condition (the "Closing Date")."

2. Section 6.7 of the Purchase Agreement is hereby amended in its entirety to read as follows:

"6.7 Opinion. The Buyers shall have received from Jenkens & Gilchrist, a Professional Corporation, as outside counsel for Stage, Specialty, Funding and Granite and supported by McKinney & Stringer, P.C. as general counsel for Stage, Specialty, Funding and Granite, and Jones Day as outside counsel for Granite, opinions, dated as of the Closing Date, substantially in the form of Exhibit "H".

3. Section 7.3 of the Purchase Agreement is hereby amended in its entirety to read as follows:

"7.3 Purchase Price. The ADS Purchase Price and the Preliminary Purchase Price shall have been delivered to the Sellers pursuant to the Sellers' instructions by wire transfer of immediately available funds."

4. Section 7.8 of the Purchase Agreement is hereby amended in its entirety to read as follows:

"7.8 Opinion. The Sellers shall have received an opinion, dated as of the Closing Date, from Akin, Gump, Strauss, Hauer & Feld, L.L.P., as outside counsel for Alliance Data and ADS, and Bailey & Cavalieri LLC f/k/a Arter & Hadden LLP, as outside counsel for the Bank, as supported by Akin, Gump, Strauss, Hauer & Feld, L.L.P., substantially in the form of Exhibit "I".

5. Schedule 4.3 to the Purchase Agreement is hereby amended in its entirety to read as described in Schedule 4.3 to this Amendment.

6. Schedule 4.9 to the Purchase Agreement is hereby amended in its entirety to read as described in Schedule 4.9 to this Amendment.

7. Schedule 4.10 to the Purchase Agreement is hereby amended in its entirety to read as described in Schedule 4.10 to this Amendment.

8. All of the terms, conditions, covenants, representations, warranties and agreements contained in the Purchase Agreement, except as to the extent amended by this Amendment, and all other documents, instruments and agreements made and delivered in connection therewith, shall remain in full force and effect and continue to be binding upon the parties hereto and thereto according to their respective terms.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

"STAGE"                                                                 STAGES STORES, INC.,

                                                                                a Nevada corporation

                                                                               By: /s/ Richard E. Stasyszen

                                                                               Richard E. Stasyszen,

                                                                               Senior Vice President and Controller

 "GRANITE"                                                          GRANITE NATIONAL BANK,

                                                                               a national banking association

                                                                               By: /s/ Richard E. Stasyszen

                                                                               Richard E. Stasyszen,

                                                                               CFO and Vice President

"SPECIALTY"                                                        SPECIALTY RETAILERS (TX) LP,

                                                                               a Texas limited partnership

                                                                               By: SRI General Partner LLC,

                                                                               a Nevada limited liability company,

                                                                              General Partner

                                                                               By: /s/ Richard E. Stasyszen

                                                                               Richard E. Stasyszen, Manager

 "FUNDING"                                                          SPECIALTY RECEIVABLE FUNDING LP,

                                                                               a Texas limited partnership

                                                                               By: Stage Receivable Mgmt LLC,

                                                                               a Texas limited liability company,

                                                                               General Partner

                                                                                By: /s/ Richard E. Stasyszen

                                                                                Richard E. Stasyszen, Manager

"BANK"                                                                 WORLD FINANCIAL NETWORK

                                                                               NATIONAL BANK,

                                                                               a national banking association

                                                                               By: /s/ Daniel T. Groomes

                                                                               Daniel T. Groomes, President

 "ADS"                                                                   ADS ALLIANCE DATA SYSTEMS, INC.,

                                                                               a Delaware corporation

                                                                               By: /s/ Ivan M. Szeftel

                                                                               Ivan M. Szeftel, Executive Vice President